Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Marpai Health, Inc. on Form S-1 of our report dated January 14, 2021, with respect to our audits of the consolidated financial statements of Continental Benefits, LLC and Subsidiary as of December 31, 2019 and 2018 and for the years then ended, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ UHY LLP

Melville, NY

February 12, 2021